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                                                                    EXHIBIT 12.1

                        EOP OPERATING LIMITED PARTNERSHIP
  STATEMENT OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
                             (DOLLARS IN THOUSANDS)



                                                             For the three months ended        For the nine months ended
                                                           ------------------------------    ------------------------------
                                                           September 30,    September 30,    September 30,    September 30,
                                                               2002             2001             2002             2001
                                                           -------------    -------------    -------------    -------------
Income before income taxes, allocation to minority
    interests, income from investment in
    unconsolidated joint ventures and net gain on
    sales of real estate                                   $     186,123    $     211,866    $     556,045    $     482,636
                                                           -------------    -------------    -------------    -------------
Plus Fixed Charges:
    Interest expense                                             199,259          205,970          606,788          520,684
    Capitalized interest                                           6,082            7,949           16,467           17,607
    Loan amortization cost                                         1,271            2,761            3,650            6,790
                                                           -------------    -------------    -------------    -------------
                Fixed charges                                    206,612          216,680          626,905          545,081
Plus preferred distributions                                      15,451           18,250           47,112           40,011
                                                           -------------    -------------    -------------    -------------
Combined fixed charges and preferred distributions               222,063          234,930          674,017          585,092
                                                           -------------    -------------    -------------    -------------
Plus amortization of capitalized interest                            445              330            1,312              952
Plus distributed income of investments in unconsolidated
    joint ventures                                                24,641            8,493          124,731           60,831
Less preferred distributions                                     (15,451)         (18,250)         (47,112)         (40,011)
Less capitalized interest                                         (6,082)          (7,949)         (16,467)         (17,607)
                                                           -------------    -------------    -------------    -------------
Earnings                                                   $     411,739    $     429,420    $   1,292,526    $   1,071,893
                                                           =============    =============    =============    =============
Fixed Charges:
Interest expense                                           $     199,259    $     205,970    $     606,788    $     520,684
Capitalized interest                                               6,082            7,949           16,467           17,607
Loan amortization cost                                             1,271            2,761            3,650            6,790
                                                           -------------    -------------    -------------    -------------
 Fixed Charges                                             $     206,612    $     216,680    $     626,905    $     545,081
                                                           -------------    -------------    -------------    -------------
Preferred distributions                                           15,451           18,250           47,112           40,011
                                                           -------------    -------------    -------------    -------------
Combined fixed charges and preferred distributions         $     222,063    $     234,930    $     674,017    $     585,092
                                                           =============    =============    =============    =============

Earnings to combined fixed charges and preferred
    distributions                                                    1.9              1.8              1.9              1.8
                                                           =============    =============    =============    =============